As Filed with the Securities and Exchange Commission on March 8, 2011
 Post-Effective Amendment No. 1 to Registration Statement on Form S-8 Registration (No. 333-139313)

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

To Form S-8

REGISTRATION STATEMENT
 Under
 THE SECURITIES ACT OF 1933

J.Crew Group, Inc.
(Exact name of registrant as specified in its charter)

New York	22-2894486
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

770 Broadway
New York, NY 10003
(Address of Principal Executive Offices)

J.Crew 2007 Associate Stock Purchase Plan
(Full title of the plan)

Jennifer O’Connor, Esq.
Senior Vice President, General Counsel and Secretary
770 Broadway
New York, NY 10003
212-209-2500

(Name, address and telephone number, including area code, of agent for service)

Deregistration of Securities

J.Crew Group, Inc. (the “Company”) hereby deregisters all the shares of common stock of the Company (the “Common Stock”) previously registered under its Registration Statement on Form S-8 (File No. 333-139313) and remaining available thereunder. In connection with its merger with Chinos Acquisition Corporation, effective March 7, 2011, the Company has terminated the J.Crew 2007 Associate Stock Purchase Plan and will no longer offer Common Stock under this plan.

ITEM 8.	EXHIBITS

Exhibit Number	Description

24.1	Power of Attorney

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-139313) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of March, 2011.

J.Crew Group, Inc.

By:	/s/ James Scully
Name:	James Scully
Title:	Chief Administrative Officer & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-139313) has been signed by the following persons in the capacities indicated and as of the dates indicated.

Signature	Title

/s/ Millard Drexler	Chairman of the Board and Chief Executive Officer
Millard Drexler	(Principal Executive Officer)

/s/ James Scully	Chief Administrative Officer, Chief Financial Officer
James Scully	(Principal Financial Officer; Principal Accounting Officer)

/s/ James Coulter	Director
James Coulter

/s/ Jonathan D. Sokoloff	Director
Jonathan D. Sokoloff

/s/ Carrie Wheeler	Director
Carrie Wheeler

/s/ John G. Danhakl	Director
John G. Danhakl

INDEX TO EXHIBITS

Exhibit Number	Description

24.1	Power of Attorney